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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       Atlantic Coast Federal Corporation
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Federal                                   59-3764686
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


505 Haines Avenue Waycross, Georgia                        31501
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(Address of Principal Executive Offices)                (Zip Code)

     If this form relates to the            If this form relates to the
     registration of a class of             registration of a class of
     securities pursuant to Section         securities pursuant to Section 12(g)
     12(b) of the Exchange Act and is       of the Exchange Act and is effective
     effective pursuant to General          pursuant to General Instruction
     Instruction A.(c), please check        A.(d), please check the following
     the following box. [ ]                 box.  [X]

     Securities Act registration statemefnt file number to which this form relates: 333-113923
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     Securities to be registered pursuant to Section 12(b) of the Act:

                  None                                      N/A
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           (Title of Each Class)              (Name of Each Exchange on Which
            to be so Registered               Each Class is to be Registered)

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 Per share
                     ---------------------------------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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     For a description of the Registrant's securities, reference is made to
"Description of Capital Stock of Atlantic Coast Federal Corporation," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-113923), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Atlantic Coast Federal Corporation and Atlantic Coast Federal" in the Registrant's prospectus.

Item 2.  Exhibits.
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1.      Registration Statement on Form S-1 of Atlantic Coast Federal Corporation
        (Registration Number 333-113923) dated March 25, 2004, as amended on May 3, 2004, May 12, 2004, July 15, 2004, and August 4, 2004 is hereby incorporated by reference.

2. Federal stock charter of Atlantic Coast Federal Corporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on March 25, 2004, as amended on May 3, 2004, May 12, 2004, July 15, 2004, and August 4, 2004).

3. Bylaws of Atlantic Coast Federal Corporation (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 25, 2004, as amended on May 3, 2004, May 12, 2004, July 15, 2004, and August 4, 2004).

4. Specimen stock certificate of Atlantic Coast Federal Corporation (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on March 25, 2004, as amended on May 3, 2004, May 12, 2004, July 15, 2004, and August 4, 2004).

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                                   SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ATLANTIC COAST FEDERAL CORPORATION



Date: September 28, 2004          By:    /s/ Robert J. Larison, Jr.
                                         ---------------------------------------
                                         Robert J. Larison, Jr.
                                         President and Chief Executive Officer